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                                                            EXHIBIT 99.1
                                  CERTIFICATION

      Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Joseph C. Cook, Jr., the Chief Executive Officer and Chairman of the Board of Amylin Pharmaceuticals, Inc. (the "Company"), and Mark G. Foletta, the Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

      1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2002, to which this Certification is attached as Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended; and

      2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:      November 13, 2002

/s/ JOSEPH C. COOK, JR.                   /s/ MARK G. FOLETTA
 -------------------------------------    -------------------------------------
Joseph C. Cook, Jr.                       Mark G. Foletta
Chief Executive Officer and               Vice President and Chief Financial
Chairman of the Board                     Officer